Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for
Tender of Shares of Common Stock
of
HOME PRODUCTS INTERNATIONAL, INC.
at
$2.25 Net Per Share
by
STORAGE ACQUISITION COMPANY, L.L.C.
a Delaware limited liability company, the members of which are:

EGI-Fund (02-04) Investors, L.L.C.,

Joseph Gantz,
Walnut Investment Partners, L.P. and
Triyar Storage Investment Company, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON MONDAY, DECEMBER 13, 2004, UNLESS THE OFFER IS
EXTENDED (THE “EXPIRATION DATE”).

      This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates (“Share Certificates”) evidencing shares of common stock, par value $0.01 per share (the “Shares,” which term includes the associated share purchase rights issued under the Rights Agreement dated as of May 21, 1997, as amended, between Home Products International, Inc. and Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services L.L.C. as Rights Agent), of Home Products International, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the “Depositary”), prior to the Expiration Date, or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary and must include a signature guarantee from an Eligible Institution (as defined in the Offer to Purchase dated November 12, 2004) in the form set forth herein. See Section 3 of the Offer to Purchase, “Procedures for Tendering Shares.”

The Depositary for the Offer is:

MELLON INVESTOR SERVICES LLC

BY FACSIMILE TRANSMISSION:

(For Eligible Institutions):

(201) 296-4293

(Confirm receipt of facsimile):

(201) 296-4860

By Mail: Reorganization Department P.O. Box 3301 South Hackensack, New Jersey 07606	By Overnight Courier: Reorganization Department 85 Challenger Road Mail Stop-Reorg Ridgefield Park, New Jersey 07660	By Hand: Reorganization Department 120 Broadway, 13th Floor New York, New York 10271

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      THE GUARANTEE ON PAGE 3 OF THIS NOTICE OF GUARANTEED DELIVERY MUST BE COMPLETED.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

      The undersigned hereby tender(s) to Storage Acquisition Company, L.L.C., a Delaware limited liability company (“Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 12, 2004 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Procedures for Tendering Shares.”

Common Stock

Certificate Nos. (if available)

Name(s) of Record Holders

Number of Shares Tendered	(Please Type or Print)

Check this box if Shares will be delivered by book-entry transfer: ☐	Address(es):

Account No.

Zip Code
Dated: , 2004

Daytime Area Code and Telephone No.: ( )

Signature(s) of Holder(s)

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Guarantee Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”), hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either certificates representing all Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case together with the Letter of Transmittal (or a photocopy thereof), properly completed and duly executed, with any required signature guarantees (or, in connection with a book-entry transfer, an Agent’s Message (as defined in Section 3 of the Offer to Purchase, “Procedures for Tendering Shares”)), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the Expiration Date.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature
Title:
Address
Name of Firm:
Zip Code	Please Type or Print
Dated: , 2004

Telephone No. (including Area Code)

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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